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                                                                   Exhibit 11

                     HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
                         COMPUTATION OF EARNINGS PER SHARE

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

                                                                    For the years ended December 31,
                                                              -------------------------------------------
                                                              1996               1995                1994
                                                              ----               ----                ----


Net earnings                                            $    29,298,000     $    24,337,000     $    15,268,000
                                                        ---------------     ---------------     ---------------

Primary:

Weighted average common and common stock
 equivalents outstanding                                     35,965,000         32,667,000           27,910,000
                                                        ---------------     ---------------     ---------------

Earnings per share                                      $          0.81     $          0.75     $          0.55
                                                        ---------------     ---------------     ---------------

Reconciliation of number of shares outstanding:

Common Stock outstanding at period end                       35,851,000          13,839,000          11,767,000
Additional dilutive effect of outstanding options and
 warrants (as determined by the application of the
 treasury stock method)                                       1,196,000             181,000             200,000
Changes in Common Stock for issuance                         (1,082,000)           (953,000)           (803,000)
Effect of five-for-two stock split (1)                              -            19,600,000          16,746,000
                                                        ---------------     ---------------     ---------------

Weighted average common and common stock
 equivalents outstanding                                     35,965,000          32,667,000          27,910,000
                                                        ---------------     ---------------     ---------------

Fully Diluted:

Weighted average common and common stock
 equivalents outstanding                                     35,986,000          32,804,000          27,998,000
                                                        ---------------     ---------------     ---------------

Earnings per share                                      $          0.81     $          0.74     $          0.55
                                                        ---------------     ---------------     ---------------


Reconciliation of number of shares outstanding:

Common Stock outstanding at period end                      35,851,000           13,839,000          11,767,000

Additional dilutive effect of outstanding options and
 warrants (as determined by the application of the
 treasury stock method)                                      1,172,000              231,000             154,000
Changes in Common Stock for issuance                        (1,037,000)            (948,000)           (722,000)
Effect of five-for-two stock split (1)
                                                                     -           19,682,000          16,799,000
                                                       ---------------      ---------------     ---------------

Weighted average common and common stock
 equivalents outstanding                                    35,986,000           32,804,000          27,998,000
                                                       ---------------      ---------------     ---------------

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(1)    In April, 1996, the Board of Directors declared a five-for-two stock split in the form of a 150% stock dividend on the Company's $1.00 par value Common Stock, payable to shareholders of record April 30, 1996. The par value of the Company's Common Stock remains unchanged. Adjustments have been made to 1995 and 1994 amounts to present weighted average shares outstanding and earnings per share on a consistent basis.

Note: Shares outstanding for all periods have been adjusted to include the 6,250,000 shares issued with respect to the acquisition of LDG. Prior periods have not been adjusted for 1,136,400 shares issued with the acquisition of NASRA due to immateriality.